Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2021 Third-Quarter and Year-to-Date Financial Results

ARCHBOLD, OHIO, October 20, 2021, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2021 third quarter and year-to-date September 30, 2021.

2021 Third Quarter Financial Highlights Include

(compared to the 2020 third quarter period unless noted):

•	Net income increased 34.2% to $5.9 million
•	Earnings increased 32.5% to $0.53 per basic and diluted share
•	Adjusted net income, excluding one-time tax adjusted acquisition expenses, increased 60.8% to $7.1 million
•	Adjusted earnings increased 57.5% to $0.63 per basic and diluted share
•	Net interest income, after provision for loan losses, increased by 36.5% to a quarterly record of $17.8 million
•	Net interest margin increased slightly to 3.53%, from 3.51% for the same period last year
•	Third quarter after-tax income benefited from $1.98 million of accelerated fees associated with the Paycheck Protection Program (“PPP”) compared to $329.4 thousand in same quarter 2020.
•	Loans have increased 13.6% organically year-to-date, not including recent acquisitions or PPP loans
•	Third quarter net charge-offs to average loans were 0.00% for the second consecutive quarter
•	Adjusted return on average tangible equity increased to 10.94% from 9.68% on a year over year basis
•	Increased the regular quarterly cash dividend payment by 5.9% to $0.18 per share, representing the 27th consecutive annual dividend increase
•	Completed a $35.0 million subordinated note offering, increasing F&M’s Total Risk Based Capital Ratio to 15.57%
•	Added two new strong Board members to Farmers & Merchants’ Board of Directors representing our expansion into the Detroit and Urbana markets
•	F&M’s fourth annual Charity Golf Classic raised over $32,000 in support for its local communities

“2021 is shaping up to be a transformative year as we focus on bringing our individualized, local, and comprehensive financial products and services to more customers across Ohio, Indiana, and Michigan,” stated Lars B. Eller, President and Chief Executive Officer.  “We are well on our way to becoming a $3.0 billion asset bank, and when including Perpetual’s assets, we will have almost $2.6 billion in total assets.  Our success is a testament to our strategic growth plan, the value we provide our local communities, and the commitment of F&M’s team members.”

On October 1, 2021, F&M successfully closed the acquisition of Perpetual Federal Savings Bank, Inc. (“PFSB”).  PFSB is F&M’s third acquisition within the last twelve months and immediately enhances the Company’s growing franchise within compelling Ohio markets including Urbana, Columbus, Dayton, Springfield, Piqua, Tipp City, Troy, and Sidney.  The integration and system conversions were completed on October 18, 2021, and PFSB’s financial metrics will be included in F&M’s fourth-quarter results.

Mr. Eller continued, “These three acquisitions, combined with our Michigan LPO and expansion plans have increased our presence in Indiana, Michigan, and Ohio, while diversifying our revenue streams and immediately contributing to earnings.  I am proud of our team’s ability to quickly complete and successfully integrate these acquisitions.  In addition, we have simultaneously been growing organically and I am encouraged by the 8.3%  organic loan growth F&M produced during the quarter which is evidence of our talented local lenders, and the success of our recently opened offices and LPOs.”

Income Statement

Net income for the 2021 third quarter ended September 30, 2021, was $5.9 million, compared to $4.4 million for the same period last year.  Net income per basic and diluted share for the 2021 third quarter was $0.53, compared to $0.40 for the same period last year.  Net income for the 2021 nine months ended September 30, 2021, was $15.8 million, compared to $13.3 million for the same period last year.  Net income per basic and diluted share for the 2021 nine months was $1.41, compared to $1.20 for the same period last year.

Adjusted net income, excluding one-time tax adjusted acquisition expenses, was $7.1 million, or $0.63 per share for the 2021 third quarter, compared to $4.4 million, or $0.40 per share for the 2020 third quarter.  Adjusted net income was $18.2 million, or $1.62 per share for the 2021 nine months, compared to $13.3 million, or $1.20 per share for the 2020 nine months.  Included in the financial table section of this press release is a non-GAAP reconciliation.

Mr. Eller continued, “We ended the quarter with record quarterly net income and earnings per share, when adjusted for one-time acquisition expenses.  Adjusted ROACE was 9.78%, compared to 7.28% for the same period last year, while adjusted ROA was 1.17% during the 2021 third quarter, and 1.11% year-to-date.  In addition, the Bank has had 16 consecutive months with an operating efficiency ratio in the 50% range when removing affiliate and acquisition expenses.  Our strong third-quarter financial results and profitability reflect the benefits of our larger scale, diverse revenue streams, strong asset quality, and prudent expense management, and we believe earnings growth will accelerate in the coming quarters.”

Deposits

At September 30, 2021, total deposits were $1.87 billion, an increase of 22.9% from September 30, 2020, and an increase of 16.9% from December 31, 2020.  The significant organic deposit growth being experienced is a result of continued strength in expanding relationships with new and existing customers, and the completion of the Ossian Financial Services, Inc. acquisition.  In addition, we continue to see growing customer preferences to more stable and secure saving instruments as deposits have increased since the COVID-19 crisis began.

Loan Portfolio and Asset Quality

Total net loans, at September 30, 2021, increased 48.2%, or by $656.8 million to $2.02 billion, compared to $1.36 billion at September 30, 2020, and up 55.1% from $1.30 billion at December 31, 2020.  The year-over-year improvement resulted primarily from the contribution of continued organic loan growth and the completion of the Ossian Financial Services, Inc. acquisition.  Not including the Ossian acquisition and PPP, loans increased 12.6% organically from the same period a year ago.  In addition, during the 2021 third quarter, the Company processed $37.3 million of PPP loan forgiveness and principal payments received, resulting in a total of $9.8 million of PPP loans within F&M’s loan portfolio at September 30, 2021.

Mr. Eller continued, “At September 30, 2021, there were only two loans totaling $3.4 million of COVID-related payment modifications, all of which are interest-only modifications and secured by real estate.  This compares to 190 loans representing a balance of $165 million in deferrals at the peak last year.  Overall asset quality continues to improve.  We ended the third quarter with no charge-offs, and the lowest level of nonperforming assets in five quarters.  As economic activity stabilizes, and F&M’s loan performance improves better than pre-pandemic levels, we expect contributions to our allowance for loan losses will also stabilize and align with loan growth in future periods.”

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors.  Nonperforming loans were $6.2 million, or 0.42% of total loans at September 30, 2021, compared to $7.9 million, or 0.58% at September 30, 2020.

“We remain focused on operational excellence, investments in technology, supporting our communities, and ensuring a best-in-class experience for our customers.  I am pleased with the Board’s decision to increase our quarterly dividend because of our strong year-to-date financial results and positive outlook.  Across F&M, we are working hard to execute our strategic growth plan, and create lasting value for our customers, employees, and shareholders,” concluded Mr. Eller.

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 4.7% to $254.7 million at September 30, 2021, from $243.4 million at September 30, 2020. At September 30, 2021, the Company had a Tier 1 leverage ratio of 9.45%, compared to 10.65% at September 30, 2020.

In August 2021, F&M completed a $35.0 million private placement of 3.25% fixed-to-floating rate subordinated notes due July 30, 2031 (the “Notes”) to various accredited investors (the “Offering”). The Notes are intended to qualify as Tier 2 capital for regulatory purposes. The Company intends to use the net proceeds from the Offering for general corporate purposes, including financing acquisitions and organic growth.

Tangible stockholders’ equity increased to $194.6 million at September 30, 2021, compared to $187.2 million at September 30, 2020. On a per share basis, tangible stockholders’ equity at September 30, 2021, was $17.33 per share, compared to $16.78 per share at September 30, 2020.

For the nine months ended September 30, 2021, the Company has declared cash dividends of $0.52 per share, which is a 6.1% increase over the 2020 nine-month declared dividend payment. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for over 27 consecutive years. For the three months ended September 30, 2021, the dividend payout ratio was 33.81% compared to 42.66% for the same period last year.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services. Our locations are in Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Western Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties, and we have a Loan Production Office in West Bloomfield, Michigan.

Safe harbor statement

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended.  Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information.  For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP).  A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.  A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Interest Income
Loans, including fees	$18,766	$16,259	$15,612	$17,061	$16,181	$50,637	$48,256
Debt securities:
U.S. Treasury and government agencies	924	857	751	695	761	2,532	2,674
Municipalities	284	289	308	295	279	881	784
Dividends	44	31	50	35	36	125	107
Federal funds sold	10	6	5	5	4	21	15
Other	94	88	39	48	32	221	194
Total interest income	20,122	17,530	16,765	18,139	17,293	54,417	52,030
Interest Expense
Deposits	1,221	1,276	1,340	1,619	1,864	3,837	7,019
Federal funds purchased and securities sold under agreement to repurchase	165	163	166	170	174	494	605
Borrowed funds	87	115	222	226	231	424	754
Subordinated notes	199	-	-	-	-	199	-
Total interest expense	1,672	1,554	1,728	2,015	2,269	4,954	8,378
Net Interest Income - Before Provision for Loan Losses	18,450	15,976	15,037	16,124	15,024	49,463	43,652
Provision for Loan Losses	659	641	1,700	1,995	1,987	3,000	4,986
Net Interest Income After Provision For Loan Losses	17,791	15,335	13,337	14,129	13,037	46,463	38,666
Noninterest Income
Customer service fees	2,242	2,198	2,814	2,750	2,299	7,254	6,143
Other service charges and fees	1,010	874	838	980	879	2,722	2,622
Net gain on sale of loans	822	955	1,046	1,894	1,537	2,823	2,128
Net gain on sale of available-for-sale securities	-	-	293	-	-	293	270
Total noninterest income	4,074	4,027	4,991	5,624	4,715	13,092	11,163
Noninterest Expense
Salaries and wages	5,442	4,591	4,390	5,068	5,102	14,423	13,420
Employee benefits	1,621	1,915	1,994	1,140	1,566	5,530	4,461
Net occupancy expense	529	546	577	585	558	1,652	1,686
Furniture and equipment	903	848	791	760	875	2,542	2,383
Data processing	1,548	428	505	428	490	2,481	1,340
Franchise taxes	372	294	446	241	368	1,112	1,105
ATM expense	460	459	449	456	444	1,368	1,234
Advertising	439	331	235	353	411	1,005	979

Net (gain) loss on sale of other assets owned	219	227	(25)	20	(7)	421	(13)
FDIC assessment	296	276	236	223	194	808	410
Mortgage servicing rights amortization	285	524	505	247	296	1,314	784
Consulting fees	256	394	223	407	205	873	561
Other general and administrative	1,951	2,227	2,033	1,358	1,553	6,211	4,740
Total noninterest expense	14,321	13,060	12,359	11,286	12,055	39,740	33,090
Income Before Income Taxes	7,544	6,302	5,969	8,467	5,697	19,815	16,739
Income Taxes	1,624	1,319	1,060	1,691	1,287	4,003	3,420
Net Income	5,920	4,983	4,909	6,776	4,410	15,812	13,319
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for- sale securities	173	786	(6,737)	(207)	639	(5,778)	6,298
Reclassification adjustment for realized gain on sale of available-for-sale securities	-	-	(293)	-	-	(293)	(270)
Net unrealized gain (loss) on available-for- sale securities	173	786	(7,030)	(207)	639	(6,071)	6,028
Tax expense (benefit)	36	165	(1,476)	(44)	134	(1,275)	1,266
Other comprehensive income (loss)	137	621	(5,554)	(163)	505	(4,796)	4,762
Comprehensive Income (Loss)	$6,057	$5,604	$(645)	$6,613	$4,915	$11,016	$18,081
Basic and Diluted Earnings Per Share	$0.53	$0.44	$0.44	$0.60	$0.40	$1.41	$1.20
Dividends Declared	$0.18	$0.17	$0.17	$0.17	$0.17	$0.52	$0.49

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$112,875	$93,636	$118,139	$98,279	$46,395
Federal funds sold	45,203	57,483	57,361	77,427	41,358
Total cash and cash equivalents	158,078	151,119	175,500	175,706	87,753

Interest-bearing time deposits	14,622	18,597	4,405	4,653	4,657
Securities - available-for-sale	426,717	407,500	352,974	307,812	259,041
Other securities, at cost	4,905	6,419	5,939	5,939	5,827
Loans held for sale	3,735	8,041	7,511	7,740	7,621
Loans, net	1,479,864	1,443,336	1,327,254	1,289,318	1,351,979
Premises and equipment	26,476	26,915	26,703	27,063	26,776
Goodwill	55,214	56,066	47,340	47,340	47,340
Mortgage servicing rights	3,097	3,146	3,444	3,320	3,027
Other real estate owned	167	198	148	71	206
Bank owned life insurance	27,397	27,218	25,347	25,208	15,501
Other assets	18,711	18,310	16,720	15,374	16,872
Total Assets	$2,218,983	$2,166,865	$1,993,285	$1,909,544	$1,826,600

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$438,076	$443,863	$384,558	$351,147	$330,845
Interest-bearing
NOW accounts	646,237	652,078	605,533	542,317	534,792
Savings	529,532	501,687	451,043	455,145	392,059
Time	252,383	256,445	242,717	247,553	261,177
Total deposits	1,866,228	1,854,073	1,683,851	1,596,162	1,518,873

Federal funds purchased and securities sold under agreements to repurchase	29,601	29,882	30,072	30,239	29,859
Federal Home Loan Bank (FHLB) advances	17,868	17,868	17,840	17,861	17,724
Subordinated notes, net of unamortized issuance costs	34,441	-	-	-	-
Dividend payable	2,002	1,888	1,889	1,889	1,882
Accrued expenses and other liabilities	14,097	12,569	12,805	14,233	14,841
Total liabilities	1,964,237	1,916,280	1,746,457	1,660,384	1,583,179

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 12,230,000 shares 9/30/21 and 12/31/20	81,382	82,259	82,030	81,804	81,577
Treasury stock - 997,680 shares 9/30/21, 1,032,456 shares 12/31/20	(11,718)	(12,172)	(11,962)	(11,932)	(12,397)
Retained earnings	184,181	179,734	176,617	173,591	168,381
Accumulated other comprehensive income	901	764	143	5,697	5,860
Total stockholders' equity	254,746	250,585	246,828	249,160	243,421
Total Liabilities and Stockholders' Equity	$2,218,983	$2,166,865	$1,993,285	$1,909,544	$1,826,600

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Nine Months Ended
Selected financial data	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Return on average assets	1.12%	0.90%	1.01%	1.43%	0.98%	1.00%	1.03%
Return on average equity	9.32%	8.00%	7.87%	11.04%	7.28%	8.40%	7.45%
Yield on earning assets	3.85%	3.53%	3.71%	4.09%	4.04%	3.70%	4.30%
Cost of interest bearing liabilities	0.45%	0.44%	0.53%	0.64%	0.74%	0.47%	0.95%
Net interest spread	3.40%	3.09%	3.18%	3.45%	3.30%	3.23%	3.35%
Net interest margin	3.53%	3.21%	3.33%	3.63%	3.51%	3.36%	3.61%
Efficiency	63.50%	64.98%	62.57%	52.20%	62.11%	63.70%	61.05%
Dividend payout ratio	33.81%	37.89%	38.48%	27.77%	42.66%	36.55%	40.68%
Tangible book value per share (1)	$17.33	$16.94	$17.50	$17.19	$16.78
Tier 1 capital to average assets	9.45%	8.78%	10.39%	10.46%	10.65%
Average Shares Outstanding	11,209,732	11,191,043	11,197,012	11,177,765	11,142,797	11,199,309	11,135,695

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
(Dollar amounts in thousands)
Commercial real estate	$728,852	$691,122	$618,754	$588,825	$595,146
Agricultural real estate	170,374	189,742	179,945	189,159	192,883
Consumer real estate	202,454	194,715	175,675	175,588	175,963
Commercial and industrial	728,852	216,609	202,958	189,246	238,175
Agricultural	105,580	100,756	100,022	94,358	103,330
Consumer	55,521	56,427	54,445	52,540	53,320
Other	31,096	13,549	14,088	15,757	9,030
Less: Net deferred loan fees and costs	(2,082)	(4,497)	(4,208)	(2,483)	(3,985)
Total loans, net	$2,020,647	$1,458,423	$1,341,679	$1,302,990	$1,363,862

Asset quality data	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
(Dollar amounts in thousands)
Nonaccrual loans	$6,248	$7,031	$8,139	$9,404	$7,870
Troubled debt restructuring	$6,035	$5,492	$5,774	$6,514	$7,028
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$6,248	$7,031	$8,139	$9,404	$7,870
Other real estate owned	$167	$198	$148	$71	$206
Non-performing assets	$6,415	$7,229	$8,287	$9,475	$8,076

(Dollar amounts in thousands)
Allowance for loan and lease losses	$15,698	$15,087	$14,425	$13,672	$11,883
Allowance for loan and lease losses/total loans	1.05%	1.03%	1.08%	1.05%	0.87%
Net charge-offs:
Quarter-to-date	$48	$(21)	$947	$205	$37
Year-to-date	$974	$926	$947	$537	$331
Net charge-offs to average loans
Quarter-to-date	0.00%	0.00%	0.07%	0.02%	0.00%
Year-to-date	0.07%	0.07%	0.07%	0.04%	0.03%
Non-performing loans/total loans	0.42%	0.48%	0.61%	0.72%	0.58%
Allowance for loan and lease losses/nonperforming loans	251.26%	214.58%	177.24%	177.96%	151.01%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2021			September 30, 2020
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,490,988	$18,766	5.04%	$1,359,156	$16,181	4.76%
Taxable investment securities	398,060	1,177	1.18%	245,274	968	1.58%
Tax-exempt investment securities	17,293	75	2.20%	26,032	108	2.10%
Fed funds sold & other	187,398	104	0.22%	83,760	36	0.17%
Total Interest Earning Assets	2,093,739	$20,122	3.85%	1,714,222	$17,293	4.04%

Nonearning Assets	126,157			93,778

Total Assets	$2,219,896			$1,808,000

Interest Bearing Liabilities:
Savings deposits	$1,181,103	$560	0.19%	$915,367	$798	0.35%
Other time deposits	252,966	661	1.05%	258,809	1,066	1.65%
Other borrowed money	17,868	87	1.95%	18,920	231	4.88%
Fed funds purchased & securities
sold under agreement to repurchase	29,729	165	2.22%	30,100	174	2.31%
Subordinated notes	23,807	199	3.34%	-	-	0.00%
Total Interest Bearing Liabilities	$1,505,473	$1,672	0.45%	$1,223,196	$2,269	0.74%

Noninterest bearing Liabilities	460,249			342,388

Stockholders Equity	$254,174			$242,416

Net Interest Income and Interest Rate Spread		$18,450	3.40%		$15,024	3.30%

Net Interest Margin			3.53%			3.51%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2021			September 30, 2020
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,413,625	$50,637	4.78%	$1,305,998	$48,256	4.93%
Taxable investment securities	363,284	3,286	1.21%	208,499	3,220	2.06%
Tax-exempt investment securities	18,387	252	2.31%	25,564	345	2.28%
Fed funds sold & other	171,015	242	0.19%	75,917	209	0.37%
Total Interest Earning Assets	1,966,311	$54,417	3.70%	1,615,978	$52,030	4.30%

Nonearning Assets	134,108			109,564

Total Assets	$2,100,419			$1,725,542

Interest Bearing Liabilities:
Savings deposits	$1,106,674	$1,700	0.20%	$849,748	$3,237	0.51%
Other time deposits	248,426	2,137	1.15%	268,762	3,782	1.88%
Other borrowed money	17,859	424	3.17%	22,401	754	4.49%
Fed funds purchased & securities
sold under agreement to repurchase	29,973	494	2.20%	33,118	605	2.44%
Subordinated notes	8,023	199	3.31%	-	-	0.00%
Total Interest Bearing Liabilities	$1,410,955	$4,954	0.47%	$1,174,029	$8,378	0.95%

Noninterest bearing Liabilities	438,518			313,224

Stockholders Equity	$250,946			$238,289

Net Interest Income and Interest Rate Spread		$49,463	3.23%		$43,652	3.35%

Net Interest Margin			3.36%			3.61%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

Non-GAAP Allowance for Loan Losses, excluding PPP Loans
(in thousands of dollars, except percentages)

September 30, 2021

Allowance for Loan Losses	$15,698
Credit Mark	2,348
Total Credit Mark and Allowance for Loan Losses	18,046

Loans	$1,495,562
Adjustments
PPP Loans	(9,806)
Loans excluding PPP Loans	$1,485,756

Allowance for Loan Losses	1.05%
Effect of Credit Mark	0.15%
Effect of PPP Loans	0.01%
Allowance for Loan Losses, excluding PPP Loans	1.21%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF NET INCOME

	(in thousands of dollars)		(in thousands of dollars)
Non-GAAP Reconciliation of Net Income	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(Unaudited)		(Unaudited)
Net income	$5,920	$4,410	$15,812	$13,319
Net income from Ossian Financial Services, Inc. prior to acquisition	-	-	269	-
Acquisition expenses from F&M and Ossian	1,441	-	2,689	-
Tax effect on net income and acquisition expenses	(268)	-	(563)	-
Net income excluding acquisition expenses	7,093	4,410	18,207	13,319